Exhibit 99.1

McKESSON REPORTS FISCAL 2016 FIRST-QUARTER RESULTS

•	Revenues of $47.5 billion for the first quarter, up 9%.

•	First-quarter GAAP earnings per diluted share from continuing operations of $2.50, up 42%.

•	First-quarter Adjusted Earnings per diluted share of $3.14, up 27%.

•	Consolidated results include a pre-tax gain of $51 million, or 16 cents per diluted share, from the completed sale of the nurse triage business.

•	Fiscal 2016 Outlook: Adjusted Earnings per diluted share of $12.36 to $12.86.

•	Board of Directors approved raising the quarterly dividend by 17% from 24 cents to 28 cents per share.

SAN FRANCISCO, July 29, 2015 – McKesson Corporation (NYSE:MCK) today reported that revenues for the first quarter ended June 30, 2015 were $47.5 billion, up 9% compared to $43.5 billion a year ago. On the basis of U.S. generally accepted accounting principles (“GAAP”), first-quarter earnings per diluted share from continuing operations was $2.50 compared to $1.76 a year ago.

First-quarter Adjusted Earnings per diluted share was $3.14, up 27% compared to $2.47 a year ago. On a constant currency basis, Adjusted Earnings per diluted share increased 30% over the prior year. First-quarter results include a pre-tax gain of $51 million, or 16 cents per diluted share, related to the sale of the nurse triage business within Technology Solutions.

“McKesson’s first quarter results represent a good start to the fiscal year driven by solid execution across both segments,” said John H. Hammergren, chairman and chief executive officer. “We are updating our outlook to reflect the gain on the sale of our nurse triage business, and now expect Adjusted Earnings per diluted share of $12.36 to $12.86 for the fiscal year ending March 31, 2016.”

For the first quarter, McKesson generated cash from operations of $454 million, and ended the quarter with cash and cash equivalents of $5.6 billion. During the quarter, McKesson paid $59 million in dividends and had internal capital spending of $120 million.

Earlier today, the Board of Directors approved an increase to the quarterly dividend from 24 cents to 28 cents per share. In addition, Celesio announced plans to acquire Sainsbury’s UK-based pharmacy operations.

“We are pleased with the dividend increase and are excited about the planned acquisition of Sainsbury’s pharmacies. The acquisition will add 281 new pharmacies to the Lloyd’s Pharmacy brand in the United Kingdom and complements the more than 12,000 owned or banner pharmacies across McKesson,” said Hammergren. “We have a strong track record of creating value for our shareholders with our portfolio approach to capital deployment through a mixture of internal investments, acquisitions, share repurchases and dividends. The acquisition of Sainsbury’s pharmacies and dividend increase further demonstrate our commitment to this approach and our commitment to long-term shareholder value creation,” Hammergren concluded.

Segment Results

Distribution Solutions revenues were $46.8 billion for the quarter, up 10% on a reported basis and 13% on a constant currency basis.

North America pharmaceutical distribution and services revenues for the quarter were up 15% on a reported basis and 16% on a constant currency basis, primarily reflecting market growth and our mix of business.

International pharmaceutical distribution and services revenues were $5.8 billion for the quarter, down 17% on a reported basis and flat on a constant currency basis.

Medical-Surgical distribution and services revenues were up 4% for the quarter, driven by market growth.

In the first quarter, Distribution Solutions GAAP operating profit was $910 million and GAAP operating margin was 1.94%. First-quarter adjusted operating profit was $1.1 billion, up 14% from the prior year, driven by solid performance across the segment. Adjusted operating margin for the Distribution Solutions segment was 2.42%.

Technology Solutions revenues were down 4% in the first quarter primarily driven by an anticipated year-over-year decline in our hospital software business, partially offset by growth in our other technology businesses.

GAAP operating profit was $158 million for the first quarter and GAAP operating margin was 21.47%. Adjusted operating profit was $167 million for the first quarter and adjusted operating margin was 22.69%. Technology Solutions first quarter results reflect a pre-tax gain of $51 million, or 16 cents per diluted share, related to the sale of the nurse triage business.

Fiscal Year 2016 Outlook

McKesson expects Adjusted Earnings per diluted share between $12.36 and $12.86 for the fiscal year ending March 31, 2016, based on an exchange rate of $1.10 per Euro, which excludes the following GAAP items:

•	Amortization of acquisition-related intangible assets of $1.24 per diluted share.

•	Acquisition expenses and related adjustments of 30 cents per diluted share.

•	LIFO inventory-related charges of 86 cents to 96 cents per diluted share.

The Fiscal 2016 guidance range does not include any potential claim or litigation reserve adjustments, or the impact of any potential new acquisitions and divestitures, and impairments or material restructurings.

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments reflecting changes to the company’s reserves for controlled substance distribution claims and average wholesale price litigation matters, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s GAAP financial results to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

Constant Currency

The company also presents supplemental financial information calculated on a constant currency basis. Information on the calculation of constant currency and its effects on results of operations is available in the company’s first quarter 2016 Form 10-Q report filed with the Securities and Exchange Commission (“SEC”).

Risk Factors

Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “will”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. The discussion of financial trends, strategy, plans or intentions may also include forward-looking statements. It is not possible to predict or identify all such risks and uncertainties; however, the most significant of these risks and uncertainties are described in the company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the SEC and include, but are not limited to: changes in the U.S. healthcare industry and regulatory environment; managing foreign expansion, including the related operating, economic, political and regulatory risks; changes in the Canadian healthcare industry and regulatory environment; exposure to European economic conditions, including recent austerity measures taken by certain European governments; changes in the European regulatory environment with respect to privacy and data protection regulations; foreign currency fluctuations; the company’s ability to successfully identify, consummate, finance and integrate acquisitions; the company’s ability to manage and complete divestitures; material adverse resolution of pending legal proceedings; competition; substantial defaults in payment or a material reduction in purchases by, or the loss of, a large customer or group purchasing organization; the loss of government contracts as a result of compliance or funding challenges; public health issues in the U.S. or abroad; malfunction, failure or breach of sophisticated internal information systems to perform as designed; cyber attacks or other privacy and data security incidents; the adequacy of insurance to cover property loss or liability claims; the company’s failure to attract and retain customers for its software products and solutions due to integration and implementation challenges, or due to an inability to keep pace with technological advances; the company’s proprietary products and services may not be adequately protected, and its products and solutions may be found to infringe on the rights of others; system errors or failure of our technology products and solutions to conform to specifications; disaster or other event causing interruption of customer access to data residing in our service centers; the delay or extension of our sales or implementation cycles for external software products; changes in circumstances that could impair our goodwill or intangible assets; new or revised tax legislation or challenges to our tax positions; general economic conditions, including changes in the financial markets that may affect the availability and cost of credit to the company, its customers or suppliers; changes in accounting principles generally accepted in the United States of America; and withdrawal from participation in multiemployer pension plans or if such plans are reported to have underfunded liabilities. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are first made. Except to the extent required by law, the company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

The company has scheduled a conference call for 5:00PM ET. The dial-in number for individuals wishing to participate on the call is 719-234-7317. Erin Lampert, senior vice president, Investor Relations, is the leader of the call, and the password to join the call is ‘McKesson’. A replay of this conference call will be available for five calendar days. The dial-in number for individuals wishing to listen to the replay is 719-457-0820 and the pass code is 8668681. A webcast of the conference call will also be available live and archived on the company’s Investor Relations website at http://investor.mckesson.com.

Shareholders are encouraged to review SEC filings and more information about McKesson, which are located on the company’s website.

About McKesson Corporation

McKesson Corporation, currently ranked 11th on the FORTUNE 500, is a healthcare services and information technology company dedicated to making the business of healthcare run better. McKesson partners with payers, hospitals, physician offices, pharmacies, pharmaceutical companies and others across the spectrum of care to build healthier organizations that deliver better care to patients in every setting. McKesson helps its customers improve their financial, operational, and clinical performance with solutions that include pharmaceutical and medical-surgical supply management, healthcare information technology, and business and clinical services. For more information, visit http://www.mckesson.com.

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Contact:

Erin Lampert, 415-983-8391 (Investors and Financial Media)

Erin.Lampert@McKesson.com

Kris Fortner, 415-983-8352 (General and Business Media)

Kris.Fortner@McKesson.com

Schedule 1

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(unaudited)

(in millions, except per share amounts)

	Quarter Ended June 30,
	2015	2014	Change
Revenues	$47,546	$43,476	9%
Cost of sales (1) (2)	(44,698)	(40,744)	10

Gross profit	2,848	2,732	4
Operating expenses (3)	(1,917)	(2,051)	(7)

Operating income	931	681	37

Other income, net	13	19	(32)
Interest expense	(89)	(96)	(7)

Income from continuing operations before income taxes	855	604	42
Income tax expense	(256)	(185)	38

Income from continuing operations after tax	599	419	43
Loss from discontinued operations, net of tax	(10)	(8)	25

Net income	589	411	43
Net income attributable to noncontrolling interests (4)	(13)	(8)	63

Net income attributable to McKesson Corporation	$576	$403	43%

Earnings (loss) per common share attributable to McKesson Corporation (5)
Diluted
Continuing operations	$2.50	$1.76	42%
Discontinued operations	(0.05)	(0.04)	25

Total	$2.45	$1.72	42%

Basic
Continuing operations	$2.53	$1.79	41%
Discontinued operations	(0.04)	(0.04)	—

Total	$2.49	$1.75	42%

Dividends declared per common share	$0.24	$0.24

Weighted average common shares
Diluted	235	235	—%
Basic	232	231	—

(1)	Distribution Solutions segment results for fiscal year 2016 and 2015 include charges of $91 million and $98 million related to our last-in-first-out (“LIFO”) method of accounting for inventories, and for fiscal year 2016 include $59 million of cash proceeds representing our share of antitrust legal settlements.
(2)	Technology Solutions segment results for fiscal year 2015 reflect a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(3)	Fiscal year 2016 reflects a pre-tax gain of $51 million ($38 million after-tax) recognized upon the sale of our nurse triage business within our Technology Solutions segment.
(4)	Fiscal year 2016 primarily reflects the recurring compensation that McKesson is obligated to pay to the noncontrolling interests of McKesson’s subsidiary, Celesio AG (“Celesio”), under the domination and profit and loss transfer agreement (the “Domination Agreement”).
(5)	Certain computations may reflect rounding adjustments.

Schedule 2

McKESSON CORPORATION

RECONCILIATION OF GAAP OPERATING RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions, except per share amounts)

	Quarter Ended June 30, 2015						Change Vs. Prior Quarter
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
Gross profit (1)	$2,848	$1	$—	$—	$91	$2,940	4%	4%
Operating expenses (2)	(1,917)	110	29	—	—	(1,778)	(7)	(5)
Other income, net	13	1	1	—	—	15	(32)	(25)
Interest expense	(89)	—	—	—	—	(89)	(7)	(7)

Income from continuing operations before income taxes	855	112	30	—	91	1,088	42	24
Income tax expense	(256)	(35)	(11)	—	(36)	(338)	38	21

Income from continuing operations after tax	599	77	19	—	55	750	43	25
Income from continuing operations, net of tax, attributable to noncontrolling interests (3)	(13)	—	—	—	—	(13)	63	(43)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$586	$77	$19	$—	$55	$737	43	28

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (4)	$2.50	$0.32	$0.08	$—	$0.24	$3.14	42%	27%

Diluted weighted average common shares	235	235	235	—	235	235	—%	—%

	Quarter Ended June 30, 2014
	As Reported (GAAP)	Amortization of Acquisition- Related Intangibles	Acquisition Expenses and Related Adjustments	Claim and Litigation Reserve Adjustments	LIFO-Related Adjustments	Adjusted Earnings (Non-GAAP)
Gross profit (5)	$2,732	$2	$—	$—	$98	$2,832
Operating expenses	(2,051)	126	49	—	—	(1,876)
Other income, net	19	1	—	—	—	20
Interest expense	(96)	—	—	—	—	(96)

Income from continuing operations before income taxes	604	129	49	—	98	880
Income tax expense	(185)	(41)	(15)	—	(38)	(279)

Income from continuing operations after tax	419	88	34	—	60	601
Income from continuing operations, net of tax, attributable to noncontrolling interests	(8)	(11)	(4)	—	—	(23)

Income from continuing operations, net of tax, attributable to McKesson Corporation	$411	$77	$30	$—	$60	$578

Diluted earnings per common share from continuing operations, net of tax, attributable to McKesson Corporation (4)	$1.76	$0.33	$0.13	$—	$0.25	$2.47

Diluted weighted average common shares	235	235	235	—	235	235

(1)	Distribution Solutions segment results for fiscal year 2016 reflect $59 million of cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized upon the sale of our nurse triage business within our Technology Solutions segment.
(3)	Primarily reflects the recurring compensation that McKesson is obligated to pay to the noncontrolling interests of McKesson’s subsidiary, Celesio, under the Domination Agreement.
(4)	Certain computations may reflect rounding adjustments.
(5)	Technology Solutions segment results for fiscal year 2015 reflect a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 3

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP)

(unaudited)

(in millions)

Quarter Ended June 30, 2015	Quarter Ended June 30, 2014	Change
As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjustments	Adjusted Earnings (Non-GAAP)	As Reported (GAAP)	Adjusted Earnings (Non-GAAP)
REVENUES
Distribution Solutions
North America pharmaceutical distribution & services	$39,532	$—	$39,532	$34,304	$—	$34,304	15%	15%
International pharmaceutical distribution & services	5,838	—	5,838	7,025	—	7,025	(17)	(17)
Medical-Surgical distribution
& services	1,440	—	1,440	1,379	—	1,379	4	4

Total Distribution Solutions	46,810	—	46,810	42,708	—	42,708	10	10

Technology Solutions - Products and Services	736	—	736	768	—	768	(4)	(4)

Revenues	$47,546	$—	$47,546	$43,476	$—	$43,476	9	9

GROSS PROFIT
Distribution Solutions (1)	$2,493	$91	$2,584	$2,393	$98	$2,491	4	4
Technology Solutions (2)	355	1	356	339	2	341	5	4

Gross profit	$2,848	$92	$2,940	$2,732	$100	$2,832	4	4

OPERATING EXPENSES
Distribution Solutions	$(1,592)	$130	$(1,462)	$(1,670)	$158	$(1,512)	(5)	(3)
Technology Solutions (3)	(198)	8	(190)	(271)	10	(261)	(27)	(27)
Corporate	(127)	1	(126)	(110)	7	(103)	15	22

Operating expenses	$(1,917)	$139	$(1,778)	$(2,051)	$175	$(1,876)	(7)	(5)

OTHER INCOME, NET
Distribution Solutions	$9	$2	$11	$17	$1	$18	(47)	(39)
Technology Solutions	1	—	1	—	—	—	—	—
Corporate	3	—	3	2	—	2	50	50

Other income, net	$13	$2	$15	$19	$1	$20	(32)	(25)

OPERATING PROFIT
Distribution Solutions (1)	$910	$223	$1,133	$740	$257	$997	23	14
Technology Solutions (2) (3)	158	9	167	68	12	80	132	109

Operating profit	1,068	232	1,300	808	269	1,077	32	21
Corporate	(124)	1	(123)	(108)	7	(101)	15	22
Interest Expense	(89)	—	(89)	(96)	—	(96)	(7)	(7)

Income from continuing operations before income taxes	$855	$233	$1,088	$604	$276	$880	42	24

STATISTICS
Operating profit as a % of revenues
Distribution Solutions	1.94%	2.42%	1.73%	2.33%	21	bp	9 b	p
Technology Solutions	21.47	22.69	8.85	10.42	1,262	1,227

(1)	Fiscal year 2016 reflects $59 million of cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2015 reflects a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(3)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized upon the sale of our nurse triage business within our Technology Solutions segment.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 4

McKESSON CORPORATION

RECONCILIATION OF GAAP SEGMENT FINANCIAL RESULTS TO ADJUSTED EARNINGS (NON-GAAP) - BY ADJUSTMENT TYPE

(unaudited)

(in millions)

	Quarter Ended June 30, 2015				Quarter Ended June 30, 2014
	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total	Distribution Solutions	Technology Solutions	Corporate & Interest Expense	Total
As Reported (GAAP):
Revenues	$46,810	$736	$—	$47,546	$42,708	$768	$—	$43,476

Income from continuing operations before interest expense and income taxes (1) (2) (3)	$910	$158	$(124)	$944	$740	$68	$(108)	$700

Pre-Tax Adjustments:
Amortization of acquisition-related intangibles	$103	$9	$—	$112	$117	$12	$—	$129
Acquisition expenses and related adjustments	29	—	1	30	42	—	7	49
Claim and litigation reserve adjustments	—	—	—	—	—	—	—	—
LIFO-related adjustments	91	—	—	91	98	—	—	98

Total pre-tax adjustments	$223	$9	$1	$233	$257	$12	$7	$276

Adjusted Earnings (Non-GAAP):
Revenues	$46,810	$736	$—	$47,546	$42,708	$768	$—	$43,476

Income from continuing operations before interest expense and income taxes (1) (2) (3)	$1,133	$167	$(123)	$1,177	$997	$80	$(101)	$976

(1)	Fiscal year 2016 for our Distribution Solutions business reflects $59 million of cash proceeds representing our share of antitrust legal settlements.
(2)	Fiscal year 2015 for our Technology Solutions segment reflects a non-cash pre-tax charge of $34 million primarily relating to depreciation and amortization expense due to the reclassification of the workforce business within our International Technology business from discontinued operations to continuing operations. The charge was primarily recorded in cost of sales.
(3)	Fiscal year 2016 includes a pre-tax gain of $51 million ($38 million after-tax) recognized upon the sale of our nurse triage business within our Technology Solutions segment.

Refer to the definitions related to Adjusted Earnings (Non-GAAP) financial information.

Schedule 5

McKESSON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in millions)

	June 30,	March 31,
	2015	2015
ASSETS
Current Assets
Cash and cash equivalents	$5,635	$5,341
Receivables, net	16,684	15,914
Inventories, net	14,932	14,296
Prepaid expenses and other	1,320	1,119

Total Current Assets	38,571	36,670
Property, Plant and Equipment, Net	2,100	2,045
Goodwill	9,949	9,817
Intangible Assets, Net	3,426	3,441
Other Assets	1,879	1,897

Total Assets	$55,925	$53,870

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current Liabilities
Drafts and accounts payable	$26,319	$25,166
Short-term borrowings	144	135
Deferred revenue	939	1,078
Deferred tax liabilities	1,869	1,820
Current portion of long-term debt	1,510	1,529
Other accrued liabilities	3,892	3,769

Total Current Liabilities	34,673	33,497
Long-Term Debt	8,142	8,180
Other Noncurrent Liabilities	2,741	2,722
Commitments and Contingent Liabilities
Redeemable Noncontrolling Interests	1,430	1,386

McKesson Corporation Stockholders’ Equity	8,853	8,001
Noncontrolling Interests	86	84

Total Equity	8,939	8,085

Total Liabilities, Redeemable Noncontrolling Interests and Equity	$55,925	$53,870

Schedule 6

McKESSON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in millions)

	Quarter Ended June 30,
	2015	2014
OPERATING ACTIVITIES
Net income	$589	$411
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	229	280
Other deferred taxes	23	138
LIFO charges	91	98
Other non-cash items	(31)	13
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(749)	(693)
Inventories	(635)	(893)
Drafts and accounts payable	1,003	1,367
Deferred revenue	(126)	(134)
Taxes	205	(134)
Other	(145)	(271)

Net cash provided by operating activities	454	182

INVESTING ACTIVITIES
Property acquisitions	(77)	(83)
Capitalized software expenditures	(43)	(33)
Acquisitions, less cash and cash equivalents acquired	(6)	(14)
Proceeds from sale of business	84	—
Other	25	18

Net cash used in investing activities	(17)	(112)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	531	905
Repayments of short-term borrowings	(534)	(747)
Proceeds from issuances of long-term debt	—	6
Repayments of long-term debt	(96)	(228)
Common stock transactions:
Issuances	38	34
Share repurchases, including shares surrendered for tax withholding	(105)	(102)
Dividends paid	(59)	(59)
Other	22	24

Net cash used in financing activities	(203)	(167)

Effect of exchange rate changes on cash and cash equivalents	60	9

Net increase (decrease) in cash and cash equivalents	294	(88)
Cash and cash equivalents at beginning of period	5,341	4,193

Cash and cash equivalents at end of period	$5,635	$4,105

Adjusted Earnings

McKesson separately reports financial results on the basis of Adjusted Earnings. Adjusted Earnings is a Non-GAAP financial measure defined as GAAP income from continuing operations, excluding amortization of acquisition-related intangible assets, acquisition expenses and related adjustments, certain claim and litigation reserve adjustments, and Last-In-First-Out (“LIFO”) inventory-related adjustments. A reconciliation of McKesson’s financial results determined in accordance with GAAP to Adjusted Earnings is provided in Schedules 2, 3 and 4 of the financial statement tables included with this release.

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Definitions related to Adjusted Earnings (Non-GAAP) Financial Information

Adjusted Earnings represents income from continuing operations, excluding the effects of the following items from the Company’s GAAP financial results, including the related income tax effects. The Company evaluates its definition of Adjusted Earnings on a periodic basis and will update the definition from time to time. The evaluation considers both the quantitative and qualitative aspect of the Company’s presentation of Adjusted Earnings.

Amortization of acquisition-related intangibles - Amortization expense of acquired intangible assets purchased in connection with business acquisitions by the Company.

Acquisition expenses and related adjustments - Transaction and integration expenses that are directly related to business acquisitions by the Company. Examples include transaction closing costs, professional service fees, restructuring or severance charges, retention payments, employee relocation expenses, facility or other exit-related expenses, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, gains or losses related to foreign currency contracts, and gains or losses on business combinations.

Claim and litigation reserve adjustments - Adjustments to the Company’s reserves, including accrued interest, for estimated probable losses for its Controlled Substance Distribution Claims and the Average Wholesale Price litigation matters, as such terms are defined in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

LIFO-related adjustments - Last-In-First-Out (“LIFO”) inventory-related adjustments.

Income taxes on Adjusted Earnings are calculated in accordance with Accounting Standards Codification (“ASC”) 740, “Income Taxes,” which is the same accounting principle used by the Company when presenting its GAAP financial results.

The Company believes the presentation of Non-GAAP measures such as Adjusted Earnings provides useful supplemental information to investors with regard to its core operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Adjusted Earnings assists investors’ ability to compare its financial results to those of other companies in the same industry. However, the Company’s Adjusted Earnings measure may be defined and calculated differently by other companies in the same industry.

The Company internally uses Non-GAAP financial measures such as Adjusted Earnings in connection with its own financial planning and reporting processes. Specifically, Adjusted Earnings serves as one of the measures management utilizes when allocating resources, deploying capital and assessing business performance and employee incentive compensation. Nonetheless, Non-GAAP financial results and related measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.